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                                                                   EXHIBIT 10.13

                  AMENDMENT NUMBER ONE TO EMPLOYMENT AGREEMENT

      This Amendment Number One to Employment Agreement is entered into as of the 9th day of September, 2008, (the "Effective Date"), by and between TD Ameritrade Holding Corporation (the "Company") and Bryce Engel ("Executive") (collectively referred to as the "Parties").

      WHEREAS, Executive and Company entered into an Employment Agreement dated November 1, 2007 (the "Employment Agreement"); and

      WHEREAS, Executive and Company desire to modify certain of the terms and conditions of Executive's employment relationship, as originally provided pursuant to the Employment Agreement;

      NOW, THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

      1. Termination of Employment. Executive's employment with the Company will terminate on November 1, 2008, upon the expiration of the original term of the Employment Agreement (the "Termination Date").

      2. Position and Duties. As of the Effective Date, the Executive will no longer serve as the Chief Brokerage Operations Officer of the Company, but shall thereafter, until the Termination Date, continue to serve as an employee, in an advisory role, in the brokerage business of the Company.

      3. Consideration. The Company agrees that Executive shall be entitled to the following:

            (a) Base Salary. Executive will continue to receive the base salary specified in the Employment Agreement through the Termination Date.

            (b) Bonus. Executive will continue to be eligible for the target cash bonus specified in the Employment Agreement, provided that (i) the target cash bonus for the period beginning on October 1, 2008 shall be pro-rated through the Termination Date; (ii) the bonus shall be paid entirely in cash; and
(iii) such cash bonus shall be paid in a single lump sum payment as soon as practicable following the Termination Date.

      4. Separation and Release of Claims Agreement. Executive acknowledges that the foregoing consideration, and the severance and other benefits offered to Executive in the Employment Agreement, shall be subject to execution of a separation and release agreement and Executive expressly agrees to sign and not revoke a separation and release agreement, in substantially the form attached hereto as Exhibit A.

      5. Waiver of Additional Payments and Rights. Executive acknowledges, understands and hereby agrees to waive any right to any additional compensation, benefits, severance or any additional cash bonus or equity award, other than that compensation, benefits,

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severance and pro-rata portion of the cash bonus as specified in this Amendment and the attached separation and release of claims agreement. Executive also acknowledges, understands and hereby agrees that neither the modifications to his positions and duties prior to the Termination Date contemplated by Section 2 of this Amendment nor the execution of this Amendment shall be considered grounds to constitute Good Reason pursuant to the Employment Agreement.

      Except as expressly amended and supplemented hereby, the Employment Agreement shall remain in full force and effect. In the event of any conflict between the terms and conditions of this Amendment and the terms and conditions of the Employment Agreement, this Amendment shall prevail.

      IN WITNESS WHEREOF, the Parties have executed this Amendment on the respective dates set forth below:

                                       TD AMERITRADE HOLDING CORPORATION


Dated: September 10, 2008              By: /s/ FRED TOMCZYK
                                           -------------------------------------
                                       Name: Fred Tomczyk
                                       Title: Chief Operating Officer


                                       Bryce Engel, an individual


Dated: September 9, 2008               /s/ BRYCE B. ENGEL
                                       -----------------------------------------